CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Beta Oil & Gas, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David A. Wilkins, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the
                    Securities Exchange Act of 1934; and

          (2)     The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

                                                                                                /s/ David A. Wilkins
                                                                                            David A. Wilkins, President, Chief
                                                                                           Executive Officer and Director
                                                                                           Beta Oil & Gas, Inc.
                                                                                           November 14, 2002